As filed with the Securities and Exchange Commission on December 21, 2001
                                                      Registration No. 333-_____
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                             UCAR INTERNATIONAL INC.
             (Exact Name of Registrant as Specified in Its Charter)

         Delaware                                             06-1385548
(State or Other Jurisdiction                               (I.R.S. Employer
of Incorporation or Organization)                        Identification No.)

                        3102 West End Avenue, Suite 1100
                           Nashville, Tennessee 37203
          (Address of Principal Executive Offices, Including Zip Code)

              UCAR INTERNATIONAL INC. MANAGEMENT STOCK OPTION PLAN
                            (Full Title of the Plan)

                             KAREN G. NARWOLD, ESQ.
                  Vice President, General Counsel and Secretary
                             UCAR INTERNATIONAL INC.
                        3102 West End Avenue, Suite 1100
                           Nashville, Tennessee 37203
                                 (615) 760-7724
 (Name, Address and Telephone Number, Including Area Code, of Agent For Service)

                                   ----------

                                    COPY TO:

                             M. RIDGWAY BARKER, ESQ.
                            KELLEY DRYE & WARREN LLP
                               Two Stamford Plaza
                              281 Tresser Boulevard
                           Stamford, Connecticut 06901

                                   ----------

                                        CALCULATION OF REGISTRATION FEE (1)
=========================== =================== ====================== ====================== ======================
                                                  Proposed Maximum       Proposed Maximum
   Title of Securities         Amount to be      Offering Price Per     Aggregate Offering          Amount of
     to be Registered           Registered            Share(2)                 Price            Registration Fee
--------------------------- ------------------- ---------------------- ---------------------- ----------------------
Common Stock,
par value $.01 per share (3)  5,000,000 shares    $8.95                 $44,750,000              $10,696
=========================== =================== ====================== ====================== ======================

(1) This Registration Statement on Form S-8 is being filed pursuant to Rule 429 under the Securities Act of 1933, as amended (the "Securities Act"). 4,886,828 shares of Common Stock were previously registered, and a fee of $12,807 was previously paid, under our Registration Statement on Form S-8, No. 33-95550, and 3,113,172 shares of Common Stock were previously registered, and a fee of $21,689 was previously paid, under our Registration Statement on Form S-8, No. 333-82411, both of which are hereby combined with this Registration Statement under Rule 429.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act. The price per share is estimated based on the average of the high and low trading prices for the Common Stock on December 21, 2001 as reported by The New York Stock Exchange.

(3) Includes certain rights associated with the shares of Common Stock pursuant to the Rights Agreement dated August 7, 1998 between the Registrant and Computershare Investor Services, LLC.

EXPLANATORY NOTE

        The purpose of this Registration Statement on Form S-8 of UCAR International Inc. ("we" or "us") is to register an additional 5,000,000 shares of our common stock, par value $.01 per share (the "Common Stock"), issuable pursuant to the UCAR International Inc. Management Stock Option Plan, as amended and restated through September 29, 1998, as amended. 4,886,828 shares of Common Stock were previously registered under our Registration Statement on Form S-8, No. 33-95550, and 3,113,172 shares of Common Stock were previously registered under our Registration Statement on Form S-8, No. 333-82411, both of which are hereby combined with this Registration Statement pursuant to Rule 429 under the Securities Act.


PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission by the Registrant are hereby incorporated by reference into this Registration Statement:

         (a) Our Annual Report on Form 10-K for the year ended December 31, 2000 (the "2000 10-K"), as filed with the Commission on March 20, 2001;

         (b) Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, as filed with the Commission on May 8, 2001;

         (c) Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, as filed with the Commission on August 8, 2001;

         (d) Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, as filed with the Commission on November 14, 2001;

         (e) Our Current Report on Form 8-K, as filed with the Commission on May 15, 2001;

         (f) Our Current Report on Form 8-K, as filed with the Commission on June 5, 2001;

         (g) Our Current Report on Form 8-K, as filed with the Commission on July 18, 2001;

         (h) Our Current Report on Form 8-K, as filed with the Commission on July 19, 2001;

         (i) The portions of our Proxy Statement for our 2001 Annual Meeting that have been incorporated by reference into the 2000 10-K;

         (j) The description of the Common Stock contained in our Statement on Form 8-A (Registration No. 1-13888) dated July 28, 1995 and filed with the Commission under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendments or reports filed for the purpose of updating such description; and

         (k) The description of our Rights contained in our Registration Statement on Form 8-A (Registration No. 1-13888) dated September 10, 1998 and filed with the Commission under

Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendments or reports filed for the purpose of updating such description.

         All documents and reports filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment to the Registration Statement which indicates that the securities offered hereby have been sold or which deregisters all such securities remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 4.    DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law (the "Law") provides as follows:

         (a) A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses with the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections
(a) and (b) of this section. Such determination shall be made with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

         (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

         (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

         (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation of merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this section, references to "other enterprises" shall include benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

         (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

         Section 102(b)(7) of the Law provides as follows:

         (b) In addition to the matters required to be set forth in the certificate of incorporation by subsection (a) of this section, the certificate of incorporation may also contain any or all of the following matters:

         (7) A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided such provision shall not eliminate or limit the liability of a director (i) for any breach of the directors duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of this Title, or (iv) for any transaction from which he director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. All references in this paragraph to a director shall also be deemed to refer (x) to a member of the governing body of a corporation which is not authorized to issue capital stock, and (y) to such other person or persons, if any, who, pursuant to a provision of the certificate of incorporation in accordance with subsection (a) of ss.141 of this title, exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors by this title.

         The Company maintains a director's and officer's liability insurance policy which indemnifies directors and officers for certain losses arising from claims by reason of a wrongful act, as defined therein, under certain circumstances.

         Certain directors of the registrant may be entitled to indemnification under separate contractual arrangements.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

         These securities were sold to the Selling Stockholders in transactions not involving any public offering in the United States. Accordingly, these transactions were exempt from registration under Section 4(2) of the Securities Act.

ITEM 8.  EXHIBITS.

         The following opinions, consents and other documents are attached hereto as exhibits:

Exhibit No.                       Description
-----------                       -----------

   4.1 UCAR International Inc. Management Stock Option Plan effective as of September 29, 1998 (Mid Management Version), as amended.

   4.2 Form of Non-Qualified Stock Option Agreement (incorporated by reference to the Registration Statement of the registrant on Form S-1 (File No. 33-84850)).

   4.3 Form of Non-Qualified Stock Option Agreement (standard version) (incorporated by reference to the Annual Report on Form 10-K of the Registrant for the year ended December 31, 1998).

   4.4 UCAR International Inc. 1996 Mid Management Equity Incentive Plan effective as of February 6, 1996 (incorporated by reference to the Registration Statement of the registrant on Form S-1
            (File No. 333-1090)).

   5.1 Opinion of Kelley Drye & Warren regarding legality of the securities originally registered (previously filed).

   5.2 Opinion of Kelley Drye & Warren regarding legality of the securities registered subsequently (previously filed).

   5.3 Opinion of Kelley Drye & Warren regarding legality of the securities being registered.

   23.1     Consent of KPMG LLP.

   23.2     Consent of Kelley Drye & Warren LLP (included in Exhibit 5.1).

   23.3     Consent of Kelley Drye & Warren LLP (included in Exhibit 5.2).

   23.4     Consent of Kelley Drye & Warren LLP (included in Exhibit 5.3).

    24      Powers of Attorney.

ITEM 9.  UNDERTAKINGS.

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee on this 21st day of December 2001.

                             UCAR INTERNATIONAL INC.


                             By:   /S/ CORRADO F. DE GASPERIS
                                ------------------------------------------------
                                Name:  Corrado F. De Gasperis
                                Title: Vice President, Chief Financial Officer
                                       and Chief Information Officer

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


              SIGNATURES                                        TITLE                               DATE

                  *
-----------------------------------------         President, Chief Executive Officer and      December 21, 2001
          Gilbert E. Playford                                  Director
                                                       (Principal Executive Officer)


      /S/ CORRADO F. DE GASPERIS
-------------------------------------------      Vice President, Chief Financial Officer     December 21, 2001
         Corrado F. De Gasperis                     and Chief Information Officer
                                                  (Principal Financial and Accounting
                                                               Officer)


                  *
-------------------------------------------                     Director                     December 21, 2001
         R. Eugene Cartledge


                  *
-------------------------------------------                     Director                     December 21, 2001
          Mary B. Cranston


                  *
-------------------------------------------                     Director                     December 21, 2001
            John R. Hall


                  *
-------------------------------------------                     Director                     December 21, 2001
          Thomas Marshall



                  *
-------------------------------------------                     Director                     December 21, 2001
          Michael C. Nahl



*By      /S/ CORRADO F. DE GASPERIS
    ---------------------------------------
            Attorney-in-fact

                                  EXHIBIT INDEX


                                                                    Sequential
Exhibit                                                             Page
Number                       DESCRIPTION                            Number
------                       -----------                            ----------


 4.1 UCAR International Inc. Management Stock Option Plan effective as of September 29, 1998 (Mid-Management Version), as amended


 5.3 Opinion of Kelley Drye & Warren LLP regarding legality of the securities being registered

 23.1  Consent of KPMG LLP

 23.4  Consent of Kelley Drye & Warren LLP (included in Exhibit 5.3)

 24    Powers of Attorney